UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2016

AMERISAFE, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-12251	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 31, 2016, the Board of Directors (the “Board”) of AMERISAFE, Inc. (“AMERISAFE” OR THE “Company”), adopted a Majority Voting and Director Resignation Policy (the “Policy”).

Under this Policy, any nominee for election as a director who receives a greater number of votes “withheld” or “against” his or her election than votes “for” his or her election (a “Majority Withheld Vote”) in an election of directors that is not a contested election is required to tender his or her resignation as a director to the Board of Directors promptly following the certification of the election results. For purposes of this policy, a “contested” election is an election in which the number of nominees for director exceeds the number of directors to be elected. Neither abstentions nor broker non-votes will be deemed to be votes for or withheld from a director’s election for purposes of the Policy.

The Nominating and Corporate Governance Committee of the Board will consider each resignation tendered under the Policy and recommend to the Board whether to accept or reject it. The Board will act on each tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, within 90 days following the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors, in making its decision, may consider any factors or other information that it considers appropriate, including the reasons (if any) given by shareholders as to why they withheld their votes, the qualifications of the tendering director, and his or her contributions to the Board of Directors and the Company. The Board of Directors will promptly disclose publicly (1) its decision whether to accept or reject the director’s tendered resignation and (2) if rejected by the Board, the Board’s reasons for rejecting the tendered resignation.

If a director’s tendered resignation is rejected by the Board, the director will continue to serve for the remainder of his or her term and until his or her successor is duly elected, or his or her earlier death, resignation or removal. If a director’s tendered resignation is accepted by the Board, then the Board may fill any resulting vacancy or may decrease the number of directors comprising the Board, in each case pursuant to the Company’s Bylaws.

The Board will consider as candidates for nomination for election or re-election to the Board, or to fill vacancies and new directorships on the Board, only those individuals who agree to tender, promptly following their election, re-election or appointment, an irrevocable resignation that will be effective upon (a) the occurrence of a Majority Withheld Vote for that Director and (b) acceptance of the tendered resignation by the Board of Directors.

The foregoing summary of the Policy is not complete and is qualified in its entirety by reference to the full text of the policy, a copy of which is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Majority Voting and Director Resignation Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/s/ Kathryn H. Shirley
Kathryn H. Shirley,
Executive Vice President, General Counsel and Secretary

Date: November 2, 2016

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